US-DOCS\159162416.14 EXHIBIT 10.1 AMENDED AND RESTATED EMPLOYMENT AGREEMENT THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”), dated as of July 29, 2025 (the “Effective Date”), is entered into by and between Virgin Galactic, LLC, a Delaware limited liability company (“OpCo”), Virgin Galactic Holdings, Inc. (“PubCo” and, together with OpCo, the “Company”) and Michael Colglazier (the “Executive”). OpCo is a wholly- owned subsidiary of PubCo. WHEREAS, OpCo, PubCo and the Executive previously entered into that certain Employment Agreement, dated as of July 10, 2020 and effective as of July 20, 2020 (the “Original Agreement”); WHEREAS, the Company desires to continue to employ the Executive (with OpCo being the technical employer of the Executive) and the Company and the Executive desire to enter into an agreement embodying the terms of such employment, subject to the terms and conditions of this Agreement; and WHEREAS, in accordance with Original Agreement Section 11(j), the Company and the Executive mutually desire to terminate the Original Agreement and that this Agreement shall supersede the Original Agreement, effective as of the Effective Date. NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS: 1. Employment Period. Effective as of the Effective Date, the Executive’s employment hereunder shall be for a term (the “Employment Period”) commencing on the Effective Date and ending on the fifth anniversary of the Effective Date (the “Initial Termination Date”), unless earlier terminated in accordance with the terms of this Agreement. If not previously terminated, effective as of the Initial Termination Date (and on every anniversary of the Initial Termination Date thereafter), the Employment Period shall be automatically extended by 12 months unless a party has previously provided the other party with written notice that it does not wish to have the Employment Period so extended (a “Non-Renewal”) at least 180 days prior to the end of the then-current Employment Period. Notwithstanding anything to the contrary in the foregoing, the Executive’s employment hereunder is terminable at will by the Company or by the Executive at any time (for any reason or for no reason), subject to the provisions of Section 3 hereof. 2. Terms of Employment. (a) Position and Duties. (i) Role and Responsibilities. During the Employment Period, the Executive shall serve as the sole Chief Executive Officer of PubCo and shall be its most senior executive officer, and shall perform such employment duties as are usual and customary for such position. The Executive shall report directly and solely to the Board and shall continue to serve on the Board as of the Effective Date. In addition, during the Employment Period, the Company shall cause the Executive to be nominated to stand for election to the Board at any meeting of stockholders of the Company during which any such election is held and the Executive’s term as director will expire if he is not reelected; provided, however, that the Company shall not be obligated to cause such nomination if (A) any of the events constituting Cause (as defined below) have occurred and not

2 US-DOCS\159162416.14 been cured or (B) the Executive has issued a Notice of Termination. At the Company’s request, the Executive shall serve the Company and/or its subsidiaries and affiliates in other capacities in addition to the foregoing, consistent with the Executive’s position hereunder. In the event that the Executive, during the Employment Period, serves in any one or more of such additional capacities, the Executive’s compensation shall not be increased beyond that specified in Section 2(b) hereof. In addition, in the event the Executive’s service in one or more of such additional capacities is terminated, the Executive’s compensation, as specified in Section 2(b) hereof, shall not be diminished or reduced in any manner as a result of such termination provided that the Executive otherwise remains employed under the terms of this Agreement. The Executive shall primarily work at the Company’s offices located within 50 miles of Tustin, California; provided, however, that the parties acknowledge and agree that the Executive may be required to travel with relative frequency to Las Cruces, New Mexico and Phoenix, Arizona, as well as other locations as may be necessary to fulfill the Executive’s duties and responsibilities hereunder. (ii) Exclusivity. During the Employment Period, and excluding any periods of leave to which the Executive may be entitled, the Executive agrees to devote his full business time and attention to the business and affairs of the Company. Notwithstanding the foregoing, during the Employment Period, it shall not be a violation of this Agreement for the Executive to: (A) serve on boards, committees or similar bodies of charitable or nonprofit organizations, (B) serve on boards, committees or similar bodies of no more than two additional companies, (C) fulfill limited teaching, speaking and writing engagements, and (D) manage his personal investments, in each case, so long as such activities do not individually or in the aggregate materially interfere or conflict with the performance of the Executive’s duties and responsibilities under this Agreement; provided, that with respect to the activities in subclauses (A), (B), and/or (C), (i) the Executive receives prior written approval from the Chair of the Board and the Chair of the Nominating and Corporate Governance Committee and (ii) none of such activities constitute a conflict of interest under the Company’s Corporate Governance Guidelines. (iii) Spaceflights. Subject to availability, the parties acknowledge and agree that the Executive shall join a “Spaceflight” in connection with the performance of his duties hereunder. In addition, the Executive may invite three guests to join a Spaceflight (or Spaceflights if there is not available seating for all four persons to join the same Spaceflight). The right for the Executive to join a Spaceflight (and the right to invite three guests to join a Spaceflight) may not be sold or otherwise transferred and must be exercised within ten years following the Effective Date, and will be subject to the Executive or his guests, as applicable, satisfying the Company’s medical qualification requirements for joining a Spaceflight. For avoidance of doubt, exercising the right to join a Spaceflight is satisfied if, before such tenth anniversary of the Effective Date, Executive has in writing to the Company requested joining the next available Spaceflight and the Executive or the guest, as applicable, does not participate in a Spaceflight prior to such tenth anniversary solely due to a Spaceflight not launching prior to such tenth anniversary. If the Executive is unable to designate guests due to death or Disability, the Executive’s spouse and children (and no other guests) will be designated as the Spaceflight participants. In the event that all or any portion of such Spaceflight(s) is required to be imputed into the Executive’s income, the Company shall (at the time of imputation of such income but in no event later than 30 days after the applicable Spaceflight(s)) pay to the Executive a cash amount equal to the aggregate imputed federal, state and local taxes plus any taxes imposed on such cash amount so that the Executive on an after-tax basis is in the same position as if there had been no imputation of income on the Executive (and the then-highest marginal tax rates shall be used to calculate the cash amount). The benefits provided by this Section 2(a)(iii) are referred to as the “Spaceflight Benefits”. If the Executive’s employment is terminated by the Executive without Good Reason on or prior to December 31, 2026 or by the Company for Cause, in either case, and the Date of Termination

3 US-DOCS\159162416.14 occurs before a Change in Control, then the Executive (and his guests) shall cease to have any rights with respect to the Spaceflight Benefits, including rights to join a future Spaceflight. (b) Compensation and Benefits. (i) Base Salary. During the Employment Period, the Executive shall receive a base salary (the “Base Salary”) of $1,125,000 per annum, which shall be increased to $1,250,000 effective as of April 1, 2026. The Base Salary shall be paid in accordance with the Company’s normal payroll practices for executive salaries generally, but no less often than pro-rata installments each calendar month and shall be pro-rated for partial years of employment. The Base Salary shall be reviewed annually by the Board or a subcommittee thereof, which shall give consideration to the base salaries paid to chief executive officers of companies in the Company’s peer group, and may be increased in its discretion, but not reduced, and the term “Base Salary” as utilized in this Agreement shall refer to the Base Salary as so increased. (ii) Annual Cash Bonus. For each calendar year ending during the Employment Period, the Executive shall be eligible to earn a cash performance bonus (an “Annual Bonus”) under the Company’s bonus plan or program applicable to senior executives targeted at 150% of the Executive’s Base Salary as of the last day of the applicable calendar year (the “Target Bonus”). The actual amount of any Annual Bonus shall be determined by the Board (or a subcommittee thereof) in its discretion, based on the achievement of individual and/or Company performance goals as determined by the Board (or a subcommittee thereof), and shall be pro-rated for any partial year of employment. The payment of any Annual Bonus, to the extent any Annual Bonus becomes payable, will be made on or before April 1 (unless the Board determines that payment must occur at a later time in that calendar year in which case this latest possible payment date will be December 1) of the calendar year following the calendar year in which such Annual Bonus was earned, subject to the Executive’s continued employment through January 1 of the calendar year immediately following the applicable calendar year of performance. (iii) Retention Bonus. The Company shall pay the Executive a retention bonus (the “Retention Bonus”) in an aggregate amount equal to $2,250,000. $1,250,000 of the Retention Bonus shall be paid in a lump sum in cash no later than July 31, 2025 (“RB1”). The remaining $1,000,000 of the Retention Bonus (“RB2”) shall be paid in a lump sum in cash within 30 days following the first revenue-generating Delta Spaceflight, subject to the Executive’s continued employment through the date on which such Spaceflight occurs. Notwithstanding the foregoing, the Executive and the Company acknowledge and agree that if the Executive’s employment is terminated by the Company for Cause (as defined below) or the Executive terminates his employment with the Company without Good Reason (as defined below), in either case, on or before December 31, 2026, the Executive shall repay to the Company an amount equal to the after- tax amount of the Retention Bonus (or a portion thereof) that had actually been paid to the Executive as of the Date of Termination (using the then-highest marginal tax rates). The Executive shall make this repayment in full within 90 days of the Date of Termination. The Executive agrees and acknowledges that the Company may offset against and reduce any amounts otherwise due to the Executive for any amounts owing to the Company in repaying the Retention Bonus (or a portion thereof). Notwithstanding anything to the contrary contained herein, the foregoing repayment obligation shall terminate upon a Change in Control, such that the Executive shall not be required to repay any portion of the Retention Bonus upon any termination of employment including without limitation by the Company for Cause or by the Executive without Good Reason, in either case, following such Change in Control. Moreover, no portion of the Retention Bonus shall be subject to a repayment obligation if Executive’s employment terminates for any reason after 2026.

4 US-DOCS\159162416.14 (iv) Annual Long-Term Incentive Award(s). For each calendar year during the Employment Period commencing with calendar year 2026, the Executive shall receive an annual long-term incentive compensation award(s) with a target value of $6,000,000. Any such annual long-term incentive compensation award shall be granted at the same time and on the same terms and conditions as annual long-term incentive compensation awards are granted to other named executive officers of the Company generally; provided, however, that the Board or a subcommittee thereof shall determine in its sole, good faith discretion, following consultation with the Executive, the grant timing, amount, form(s) and mix, and such other terms and conditions, applicable to any such annual long-term incentive compensation award, taking into account the Executive’s and the Company’s performance. The terms and conditions of such annual long-term incentive compensation awards shall be set forth in separate award agreements in the form prescribed by PubCo, to be entered into by the Executive and PubCo. Any Annual Bonus opportunity, long-term incentive compensation award(s) or equity compensation awards that were granted to Executive before the Effective Date shall continue to be governed by their terms and conditions and shall be unaffected by this Agreement (except to the extent that this Agreement provides Executive with superior rights or benefits). (v) Benefits. During the Employment Period, the Executive (and the Executive’s spouse and/or eligible dependents to the extent provided in the applicable plans and programs) shall be eligible to participate in and be covered under the health and welfare benefit plans and programs maintained by the Company for the benefit of its employees from time to time, pursuant to the terms of such plans and programs including any medical, life, hospitalization, dental, disability, accidental death and dismemberment and travel accident insurance plans and programs on the same terms and conditions as those applicable to similarly situated senior executives. In addition, during the Employment Period, the Executive shall be eligible to participate in any retirement, savings and other employee benefit plans and programs maintained from time to time by the Company for the benefit of its senior executive officers. Nothing contained in this Section 2(b)(v) shall create or be deemed to create any obligation on the part of the Company to adopt or maintain any health, welfare, retirement or other benefit plan or program at any time or to create any limitation on the Company’s ability to modify or terminate any such plan or program. The Executive shall be indemnified by the Company (and covered under a Company maintained directors and officers errors and omissions liability insurance policy) in accordance with the Indemnification and Advancement Agreement the Executive previously entered into with the Company attached hereto as Exhibit A (the “Indemnification Rights”). (vi) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive in connection with the performance of his duties under this Agreement in accordance with the policies, practices and procedures of the Company provided to employees of the Company. The Executive’s legal fees and expenses actually incurred in connection with the drafting, review and negotiation of this Agreement and its exhibits and related materials shall be paid by the Company (to either the Executive or the Executive’s legal counsel) within no later than 45 days after the Effective Date, subject to the Executive’s delivery to the Company of documentation evidencing such fees and expenses within 30 days after the Effective Date; provided, however, that such Company payment or reimbursement shall not exceed $20,000. (vii) Fringe Benefits. During the Employment Period, the Executive shall be eligible to receive such fringe benefits and perquisites as are provided by the Company to its employees from time to time, in accordance with the policies, practices and procedures of the Company, and shall receive such additional fringe benefits and perquisites as the Company may, in its discretion, from time-to-time provide. In addition, in each calendar year during the

5 US-DOCS\159162416.14 Employment Period, the Company shall pay or reimburse the Executive for actual, properly substantiated expenses incurred by the Executive during the Employment Period in connection with (A) tax preparation and financial planning, not to exceed $20,000 per calendar year; and (B) executive health services, not to exceed $5,000 per calendar year. (viii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company applicable to its employees, but in no event shall the Executive accrue less than 200 hours of vacation per calendar year (pro-rated for any partial year of service); provided, however, that the Executive shall not accrue any vacation time in excess of 350 hours (the “Accrual Limit”), and shall cease accruing vacation time if the Executive’s accrued vacation reaches the Accrual Limit until such time as the Executive’s accrued vacation time drops below the Accrual Limit. 3. Termination of Employment. (a) Good Leaver Termination. The Executive’s employment with the Company shall terminate automatically upon his death, and either the Company or the Executive may terminate the Executive’s employment as a result of the Executive’s Disability (as defined below). In addition, (i) the Company may terminate the Executive’s employment without Cause (as defined below), (ii) the Executive may terminate his employment for Good Reason (as defined below) and (iii) the Executive’s employment may be terminated by reason of a Non-Renewal of the Employment Period by the Company (as defined below). For purposes of this Agreement, a termination of employment during the Employment Period as a result of any of the foregoing circumstances enumerated in the prior two sentences shall be referred to as a “Good Leaver Termination.” In the event of a Good Leaver Termination, the Executive shall be eligible to receive the payments and benefits provided for in Section 3(e)(i) and (ii). (b) Termination by the Company for Cause. The Company may terminate the Executive’s employment for Cause. In the event of such a termination of employment, the Executive shall only be entitled to the payments and benefits provided for in Section 3(e)(i). (c) Termination by the Executive without Good Reason or by reason of a Non- Renewal by the Executive. The Executive may terminate his employment without Good Reason. In addition, the Executive may terminate his employment by reason of a Non-Renewal of the Employment Period by the Executive. In the event of either such a termination of employment, the Executive shall only be entitled to the payments and benefits provided for in Section 3(e)(i) and, to the extent applicable, Section 3(e)(iii). (d) Definitions. For purposes of this Agreement, the terms “Cause”, “Disability” and “Good Reason” shall have the meanings set forth below. The definitions below of such terms shall also apply to any other plan, agreement or arrangement between Executive and the Company or any of its affiliates, unless otherwise expressly indicated. (i) “Cause” means the occurrence of any one or more of the following events: (A) the Executive’s willful failure to substantially perform his duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after his issuance of a Notice of Termination for Good Reason and other than the mere failure to achieve specified performance goals or objectives), including the Executive’s failure to follow any lawful directive from the Board within the reasonable scope of the Executive’s duties; (B) the Executive’s conviction of, or entry of a plea of guilty or nolo contendere to, (x) a felony crime (excluding vehicular crimes) or (y) a crime of moral turpitude; (C) the Executive’s material breach of any material

6 US-DOCS\159162416.14 obligation under any written agreement with the Company or its affiliates or under any applicable written policy of the Company or its affiliates (including any code of conduct or harassment policies) that had previously been provided to the Executive or made available on the Company’s intranet; (D) any act of fraud, embezzlement, theft or misappropriation from the Company or its affiliates by the Executive; or (E) the Executive’s willful misconduct or gross negligence with respect to any material aspect of the Company’s business or a material breach by the Executive of his fiduciary duty to the Company or its affiliates, which willful misconduct, gross negligence or material breach has a material and demonstrable adverse effect on the Company or its affiliates. Notwithstanding the foregoing, except with respect to clause (B)(x), the Executive’s employment will not be terminated for Cause unless and until (1) the Company provides the Executive with written notice setting forth the facts and circumstances claimed by the Company to constitute Cause, and (2) the Executive fails to cure or remedy such acts or omissions within 10 days following his receipt of such notice (and during such 10 day period Executive has had the opportunity with the assistance of his own legal counsel to appear before the Board to address such matter). (ii) “Disability” means that the Executive has become entitled to receive benefits under an applicable Company long-term disability plan or, if no such plan covers the Executive, then under the applicable definition provided by Section 409A as determined in the reasonable discretion of the Board. (iii) “Good Reason” means the occurrence of any one or more of the following events without the Executive’s prior written consent, unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) as provided below: (A) a diminution in the Executive’s Base Salary, Annual Bonus opportunity or Target Bonus percentage; (B) a diminution in the Executive’s title, authority or duties or reporting relationship (including the Executive ceasing to serve as the sole chief executive officer of PubCo or on or after a Change in Control the Executive ceasing to be the sole chief executive officer of the entity that is the ultimate parent entity of PubCo (or its successor) if there is such a parent entity), as contemplated by this Agreement, excluding for this purpose any isolated, insubstantial or inadvertent actions not taken in bad faith and which are remedied by the Company promptly after receipt of notice thereof given by the Executive, but including PubCo’s failure to cause the Executive to be nominated to stand for election to the Board in accordance with Section 2(a)(i); (C) the Company requiring that the Executive’s principal work location be moved to a location that is more than 50 miles from Tustin, California; or (D) the Company’s material breach of this Agreement (which for avoidance of doubt can occur before the Effective Date) or of any other written agreement between the Company and the Executive. Notwithstanding the foregoing, the Executive’s employment will not be deemed to have resigned for Good Reason unless (1) the Executive provides the Company with written notice setting forth in reasonable detail the facts and circumstances claimed by the Executive to constitute Good Reason within 60 days after the date of the occurrence of any event that the Executive knows or should reasonably have known to constitute Good Reason, (2) the Company fails to cure such acts or omissions within 30 days following its receipt of such notice, and (3) the effective date of the Executive’s termination for Good Reason occurs no later than 60 days after the expiration of the Company’s cure period. (iv) “Non-Renewal of the Employment Period by the Company” means a Non-Renewal (as defined in Section 1) of the then-current Employment Period by the Company. For clarity, the Executive shall be eligible to receive the payments and benefits provided for in Section 3(e)(ii) upon a Non-Renewal of the Employment Period by the

7 US-DOCS\159162416.14 Company only if the Executive is willing and able, at the time of such Non-Renewal, to continue performing services on the terms and conditions set forth herein. (e) Entitlements Upon Termination. (i) All Terminations. Following any termination of the Executive’s employment hereunder (by the Executive or by the Company), the Company will pay or provide to the Executive: (A) any earned but unpaid Base Salary and accrued vacation time through the date on which the Executive’s employment with the Company terminates (the “Date of Termination”), (B) reimbursement of any business expenses incurred by the Executive prior to the Date of Termination that are reimbursable in accordance with this Agreement, (C) any unpaid Annual Bonus for a prior completed calendar year and (D) any vested rights or amounts due to the Executive under any plan, program or policy of the Company including without limitation the Indemnification Rights, and rights under Sections 2(b)(vi) and 2(b)(vii) (together, the “Accrued Obligations”). The Accrued Obligations described in clauses (A) – (B) of the preceding sentence shall be paid within 30 days after the Date of Termination (or such earlier date as may be required by applicable law) and the Accrued Obligations described in clauses (C) – (D) of the preceding sentence shall be paid in accordance with the terms of the governing plan or program. In addition, following any termination of the Executive’s employment hereunder (by the Executive or by the Company) on or following a Change in Control, the Executive (and his guests) shall remain entitled to the Spaceflight Benefits, to the extent not previously satisfied prior to or on the Date of Termination, subject to the terms and conditions set forth in Section 2(a)(iii), and subject further to the Executive’s (or his estate’s) execution and delivery to the Company of a Release (as defined below) within 21 days (or, to the extent required by law, 45 days) following the Date of Termination (and that the Executive not revoke such Release during any applicable revocation period) and further subject to the Executive’s continued compliance with the provisions of Section 7 (Restrictive Covenants). For clarity, if not previously satisfied prior to or on the Date of Termination, then the Executive shall remain entitled to invite three guests to join him on such Spaceflight; provided, however, that if the Executive dies or becomes Disabled then his spouse and children (and no guests) shall be entitled to join such Spaceflight. (ii) Good Leaver Termination. In the event of a Good Leaver Termination, subject to the Executive’s (or his estate’s) execution and delivery to the Company of a release of claims in substantially the form attached hereto as Exhibit B (the “Release”) within 21 days (or, to the extent required by law, 45 days) following the Date of Termination (and that the Executive not revoke such Release during any applicable revocation period) and further subject to the Executive’s continued compliance with the provisions of Section 7 (Restrictive Covenants), in addition to the Accrued Obligations, the Company shall provide or pay to the Executive compensation and benefits consisting of: (A) Cash Severance. The Company shall pay the Executive an amount equal to 2.0 multiplied by the sum of (i) the Base Salary and (ii) the Target Bonus, disregarding any reductions in either of which that constituted Good Reason (the “Severance”). The Severance shall be paid in substantially equal installments in accordance with the Company’s normal payroll practices over 24 months following the Executive’s Date of Termination, but shall commence on the first payroll date following the effective date of the Release (as defined below), and amounts otherwise payable prior to such first payroll date shall be paid on such date without interest thereon. Notwithstanding the foregoing sentence, if the Date of Termination occurs on or within 24 months following a Change in Control that

8 US-DOCS\159162416.14 constitutes a “change in control event” for purposes of Section 409A (as defined below), the Severance shall be paid in a single lump sum cash payment within 30 days following the Date of Termination. (B) COBRA. Subject to the Executive’s valid election to continue healthcare coverage under Section 4980B of the Code, the Company shall continue to provide, during the COBRA Period, the Executive and the Executive’s eligible dependents with COBRA Coverage (as defined in Section 10). For purposes of this Agreement, “COBRA Period” shall mean the period beginning on the Date of Termination and ending on the 24-month anniversary thereof. (C) Long-Term Incentive Compensation. All Time-Vesting Awards and all Performance-Vesting Awards shall vest on a Pro-Rata Basis (each, as defined in Section 10). Notwithstanding the foregoing, if the Date of Termination occurs on or within 24 months following a Change in Control, then each Time-Vesting Award and Performance-Vesting Award shall become fully vested and, to the extent applicable, earned and/or exercisable as of the Date of Termination (and, with respect to Performance-Vesting Awards, assuming target level of performance). (D) Annual Bonus. The Executive shall remain eligible to be paid the Annual Bonus for the calendar year in which the Date of Termination occurs in accordance with Section 2(b)(ii); provided however that the magnitude of any such Annual Bonus shall be multiplied by a fraction which is equal to the number of days elapsed in such calendar year as of the Date of Termination divided by 365 (or 366 if the calendar year is a leap year). (E) Spaceflight. The Executive (and his guests) shall remain entitled to the Spaceflight Benefits, to the extent not previously satisfied prior to or on the Date of Termination, subject to the terms and conditions set forth in Section 2(a)(iii). For clarity, if not previously satisfied prior to or on the Date of Termination, then the Executive shall remain entitled to invite three guests to join him on such Spaceflight; provided, however, that if the Executive dies or becomes Disabled then his spouse and children (and no guests) shall be entitled to join such Spaceflight. (F) Retention Bonus. With respect to RB1, (i) the Company shall pay RB1 to the Executive if RB1 has not been paid prior to the Date of Termination and (ii) the Executive shall have no obligation to repay any portion of RB1. With respect to RB2, (i) if the first revenue-generating Delta Spaceflight occurred prior to the Date of Termination but RB2 has not been paid prior to the Date of Termination, then the Company shall pay RB2 to the Executive and (ii) the Executive shall have no obligation to repay any portion of RB2. For the avoidance of doubt, all equity awards eligible for accelerated vesting shall remain outstanding and eligible to vest following the Date of Termination and shall actually vest and become exercisable (if applicable) and non-forfeitable as of the Date of Termination, subject to the Release becoming effective by its own terms. (iii) Certain Other Terminations. If the Executive’s employment is terminated by the Executive without Good Reason on or after January 1, 2027 and the Date of Termination

9 US-DOCS\159162416.14 occurs prior to a Change in Control, then the Executive (and his guests) shall remain entitled to the Spaceflight Benefits, to the extent not previously satisfied prior to or on the Date of Termination, subject to the terms and conditions set forth in Section 2(a)(iii), and subject further to the Executive’s (or his estate’s) execution and delivery to the Company of a Release within 21 days (or, to the extent required by law, 45 days) following the Date of Termination (and that the Executive not revoke such Release during any applicable revocation period) and further subject to the Executive’s continued compliance with the provisions of Section 7 (Restrictive Covenants). For clarity, if not previously satisfied prior to or on the Date of Termination, then the Executive shall remain entitled to invite three guests to join him on such Spaceflight. (f) Exclusive Benefits. Except as expressly provided in this Section 3 and subject to Section 5 hereof, the Executive shall not be entitled to any additional payments or benefits upon or in connection with the Executive’s termination of employment. (g) Notice of Termination. Any termination of employment (other than due to the Executive’s death) shall be communicated by a Notice of Termination to the other parties hereto given in accordance with Section 11(b) hereof. “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice unless as otherwise provided upon a termination for Good Reason). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder. In the event of a Notice of Termination delivered by the Company pursuant to Section 3(b) or by the Executive pursuant to Section 3(a), if the recipient of the Notice of Termination cures the circumstances giving rise to such notice within the applicable time periods provided for in Section 3(d), the party delivering such notice may rescind the Notice of Termination and, in the absence of such rescission, such notice shall be deemed a Notice of Termination by the Company without Cause or by the Executive without Good Reason, as the case may be. No Notice of Termination shall be required upon the termination of this Agreement and the Executive’s employment due to the Executive’s death. (h) Termination of Offices and Directorships. Upon termination of the Executive’s employment for any reason, unless otherwise specified in a written agreement between the Executive and the Company, the Executive shall be deemed to have resigned from all offices, directorships, and other employment positions if any, then held with the Company, and shall take all actions reasonably requested by the Company to effectuate the foregoing. (i) No Obligation to Mitigate Damages; No Offset. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise. No amount paid to or earned by the Executive following his termination of employment with the Company shall reduce or be set off against any amounts payable to the Executive under this Agreement. 4. Return of Property. Upon the termination of the Executive’s employment for any reason, the Executive agrees to return to the Company all documents of the Company and its affiliates (and all copies thereof) and all other Company or Company affiliate property that the Executive has in his possession, custody or control. Such property includes, without limitation: (i) any materials of any kind

10 US-DOCS\159162416.14 that the Executive knows contain or embody any proprietary or confidential information of the Company or an affiliate of the Company (and all reproductions thereof), (ii) computers (including, but not limited to, laptop computers, desktop computers and similar devices) and other portable electronic devices (including, but not limited to, tablet computers), cellular phones/smartphones, credit cards, phone cards, entry cards, identification badges and keys, and (iii) any correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the customers, business plans, marketing strategies, products and/or processes of the Company or any of its affiliates and any information received from the Company or any of its affiliates regarding third parties. 5. Non-Exclusivity of Rights. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. 6. Excess Parachute Payments; Limitation on Payments. (a) Best Pay Cap. Notwithstanding any other provision of this Agreement, in the event that any payment or benefit received or to be received by the Executive (including any payment or benefit received in connection with a termination of the Executive’s employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payments and benefits, including the payments and benefits under Section 3(e) hereof, being hereinafter referred to as the “Total Payments”) would be subject (in whole or part), to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement, the cash severance payments under this Agreement shall first be reduced, and the noncash severance payments hereunder shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (i) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes and employment taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (ii) the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes and employment taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments). In all cases, if there are any reductions to the Total Payments under this paragraph, the reduction shall be performed in a manner which results in the greatest after-tax amount being retained by the Executive and in manner which comports with Section 409A. (b) Certain Exclusions. For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have waived at such time and in such manner as not to constitute a “payment” within the meaning of Section 280G(b) of the Code shall be taken into account; (ii) no portion of the Total Payments shall be taken into account which, in the written opinion of an independent, nationally recognized accounting firm (the “Independent Advisors”) selected by the Company (provided however that Independent Advisors may not without the Executive’s written consent be the firm which serves as the auditor for the ultimate parent of the entity acquiring the Company) does not constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (including by reason of Section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which, in the opinion of Independent Advisors, constitutes reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, in excess of the “base

11 US-DOCS\159162416.14 amount” (as defined in Section 280G(b)(3) of the Code) allocable to such reasonable compensation; and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. (c) Discount Rate. As expressly permitted by Q/A #32 of the final regulations under Section 280G of the Code, with respect to performing any present value calculations that are required in connection with this Section 6, the parties in the Original Agreement affirmatively elected to utilize the Applicable Federal Rates that were in effect as of the execution of the Original Agreement (the “July 2020 AFRs”) and the Independent Advisors shall therefore use such July 2020 AFRs in its determinations and calculations to the extent permitted by Code Section 280G. 7. Restrictive Covenants. (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and its subsidiaries and affiliates, which shall have been obtained by the Executive in connection with the Executive’s employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data, to anyone other than the Company and those designated by it; provided, however, that if the Executive receives actual notice that the Executive is or may be required by law or legal process to communicate or divulge any such information, knowledge or data, the Executive shall promptly so notify the Company. (b) While employed by the Company, the Executive shall not be engaged in any other business activity that would be competitive with the business of the Company and its subsidiaries or affiliates. In addition, while employed by the Company and, for a period of 12 months after the Date of Termination, the Executive shall not directly or indirectly solicit, induce, or encourage any employee or consultant of the Company and/or its subsidiaries and affiliates to terminate their employment or other relationship with the Company and its subsidiaries and affiliates or to cease to render services to the Company and/or its subsidiaries and affiliates and the Executive shall not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity except, in each case, to the extent the foregoing occurs as a result of general advertisements or other solicitations not specifically targeted to such employees and consultants. During his employment with the Company and thereafter, the Executive shall not use any trade secret of the Company or its subsidiaries or affiliates to: solicit, induce, or encourage any customer, client, vendor, or other party doing business with any member of the Company and its subsidiaries and affiliates to terminate its relationship therewith or transfer its business from any member of the Company and its subsidiaries and affiliates or initiate discussions with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity. (c) Subject to Section 7(f), during the Executive’s service with the Company and thereafter, excepting any litigation between the parties, (i) the Executive agrees not to publish or disseminate, directly or indirectly, any statements, whether written or oral, that are or could be harmful to or reflect negatively on any of the Company or any of its subsidiaries or affiliates, or that are otherwise disparaging of any policies, procedures, practices, decision-making, conduct, professionalism or compliance with standards of the Company, its affiliates or any of their past or present officers, directors, employees, advisors or agents, and (ii) the Company’s directors and officers shall not publish or

12 US-DOCS\159162416.14 disseminate, directly or indirectly, any statements, whether written or oral, that are or could be harmful to or reflect negatively on the Executive’s personal or business reputation or business. (d) In recognition of the fact that irreparable injury will result to a party in the event of a breach by the other party of its obligations under Sections 7(a)-(c), that monetary damages for such breach would not be readily calculable, and that the aggrieved party would not have an adequate remedy at law therefor, each party acknowledges, consents and agrees that in the event of such breach, or the threat thereof, the aggrieved party shall be entitled, in addition to any other legal remedies and damages available, to specific performance thereof and to temporary and permanent injunctive relief (without the necessity of posting a bond) to restrain the violation or threatened violation of such obligations by the offending party. (e) The Executive hereby acknowledges that the Executive previously entered into an Employee Invention Assignment and Confidentiality Agreement with the Company attached hereto as Exhibit C, containing confidentiality, intellectual property assignment and other protective covenants (the “PIIA”), that the Executive shall continue to be bound by the terms and conditions of the PIIA, and that such agreement shall be additional to, and not in limitation of, the covenants contained in this Section 7. (f) Notwithstanding anything in this Agreement or the PIIA to the contrary, nothing contained in this Agreement shall prohibit either party (or either party’s attorney(s)) from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or any other securities regulatory agency, self-regulatory authority or federal, state or local regulatory authority (collectively, “Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation, (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to any Government Agencies for the purpose of reporting or investigating a suspected violation of law, or from providing such information to such party’s attorney(s) or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding, (iii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that Employee has reason to believe is unlawful, and/or (iv) receiving an award for information provided to any Government Agency. Pursuant to 18 USC Section 1833(b), the Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, nothing in this Agreement is intended to or shall preclude either party from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. If the Executive is required to provide testimony, then unless otherwise directed or requested by a Government Agency or law enforcement, the Executive shall notify the Company as soon as reasonably practicable after receiving any such request of the anticipated testimony. 8. Representations. The Executive hereby represents and warrants to the Company that (a) the Executive is entering into this Agreement voluntarily and that the performance of the Executive’s obligations hereunder will not violate any agreement between the Executive and any other person, firm, organization or other entity, and (b) the Executive is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or other party that would be violated by the Executive’s entering into this Agreement and/or providing services to the Company pursuant to the terms of this Agreement.

13 US-DOCS\159162416.14 9. Successors. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives. (b) This Agreement shall inure to the benefit of and be binding upon OpCo, PubCo and their respective successors and assigns. 10. Certain Definitions. (a) “Board” means the Board of Directors of PubCo. (b) “Change in Control” has the meaning set forth in the PubCo’s Third Amended and Restated 2019 Incentive Award Plan, as may be amended from time to time. (c) “COBRA Coverage” means coverage under the Company’s group health plans at the same levels and the same cost to the Executive as would have applied if the Executive’s employment had not been terminated based on the Executive’s elections in effect on the Date of Termination. Notwithstanding the foregoing, if (i) any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A under Treasury Regulation Section 1.409A-1(a)(5), or (ii) the Company is otherwise unable to continue to cover the Executive under its group health plans without incurring penalties (including without limitation, pursuant to Section 2716 of the Public Health Service Act or the Patient Protection and Affordable Care Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to the Executive in substantially equal monthly installments over the continuation coverage period (or the remaining portion thereof), along with an additional amount equal to the aggregate federal, state and local taxes plus any taxes imposed on such amount so that the Executive on an after-tax basis is in the same position as if the Company subsidy had not been taxable (and calculated based on the then-highest marginal tax rates). (d) “Code” means the Internal Revenue Code of 1986, as amended and the regulations thereunder. (e) “Date of Termination” means the date on which the Executive’s employment with the Company terminates. (f) “Performance-Vesting Award” means an outstanding Company long-term incentive award held by the Executive that remains subject to the achievement of individual and/or Company performance goals as of the Date of Termination. (g) “Pro-Rata Basis” means: (i) with respect to a Time-Vesting Award, such award shall vest and become exercisable (as applicable) as of the Date of Termination with respect to the number of shares or restricted stock units or the amount of the award (as applicable) that would have vested if the Executive had remained in continuous service beyond the Date of Termination for an additional 12 months.

14 US-DOCS\159162416.14 (ii) with respect to a Performance-Vesting Award, such award shall be deemed earned and shall vest and become exercisable (as applicable), on a pro-rated basis, as of the Date of Termination, with performance goals deemed to be achieved at the “target” level of performance. The amount of each Performance-Vesting Award that vests (and becomes exercisable, as applicable) in connection with the foregoing sentence shall equal the target amount of the award (whether expressed as a dollar-value or a number of shares) multiplied by a fraction, the numerator of which is the number of full calendar days from the first day of the applicable performance period through the 12-month anniversary of the Date of Termination) and the denominator of which is the total number of calendar days in the applicable performance period. (h) “Section 409A” means Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. (i) “Separation from Service” means a “separation from service” (within the meaning of Section 409A). (j) “Time-Vesting Award” means an outstanding Company long-term incentive award held by the Executive that remains subject to only service-vesting conditions as of the Date of Termination. 11. Miscellaneous. (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. (b) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows: If to the Executive: at the Executive’s most recent address on the records of the Company. If to the Company: Virgin Galactic Holdings, Inc. 1700 Flight Way, 4th Floor Tustin, CA 92782 Attention: Chief Legal Officer or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee. (c) Sarbanes-Oxley Act of 2002. Notwithstanding anything herein to the contrary, if the Company determines, in its good faith judgment, that any transfer or deemed transfer of funds hereunder is likely to be construed as a personal loan prohibited by Section 13(k) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), then such transfer or deemed transfer shall be provided to the Executive as compensation (and not as a loan) to the Executive (and as such shall be subject to tax withholding obligations).

15 US-DOCS\159162416.14 (d) Section 409A of the Code. (i) To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A. Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company shall work in good faith with the Executive to adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, including without limitation, actions intended to (i) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (ii) comply with the requirements of Section 409A; provided, however, that this Section 11(d) shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. (ii) Any right to a series of installment payments pursuant to this Agreement is to be treated as a right to a series of separate payments. To the extent permitted under Section 409A, any separate payment or benefit under this Agreement or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A. Any payments subject to Section 409A that are subject to execution of a waiver and release which may be executed and/or revoked in a calendar year following the calendar year in which the payment event (such as termination of employment) occurs shall commence payment only as soon as possible in the calendar year in which the consideration period or, if applicable, release revocation period ends, as necessary to comply with Section 409A. All payments of nonqualified deferred compensation subject to Section 409A to be made upon a termination of employment under this Agreement may only be made upon the Executive’s Separation from Service. (iii) To the extent that any payments or reimbursements provided to the Executive under this Agreement are deemed to constitute compensation to the Executive to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and the Executive’s right to such payments or reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit. (iv) Notwithstanding anything to the contrary in this Agreement, no nonqualified deferred compensation or benefits, including without limitation any severance payments or benefits payable under Section 3(e), shall be paid to the Executive during the six-month period following the Executive’s Separation from Service if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day of the seventh month following the date of Separation from Service (or on such earliest date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, including as a result of the Executive’s death), the Company shall pay the Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Executive during such period. For avoidance of doubt, any Company restricted stock units whose settlement is delayed under this paragraph shall continue to remain in the form of restricted stock units during the applicable delay period. (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

16 US-DOCS\159162416.14 (f) Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation. (g) No Waiver. The Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3(c) hereof, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement. (h) Entire Agreement. As of the Effective Date, this Agreement (including the exhibits attached hereto) constitutes the final, complete and exclusive agreement between the Executive and the Company with respect to the subject matter hereof and replaces and supersedes any and all other agreements (including the Original Agreement), offers or promises, whether oral or written, by any member of the Company and its subsidiaries or affiliates, or representative thereof. In the event of any conflict in terms between this Agreement and any other agreement between the Executive and the Company (including the exhibits to this Agreement), the terms of this Agreement shall prevail and govern. (i) Arbitration. (i) Any controversy or dispute that establishes a legal or equitable cause of action (“Arbitration Claim”) between any two or more Persons Subject to Arbitration (as defined below), including any controversy or dispute, whether based on contract, common law, or federal, state or local statute or regulation, arising out of, or relating to the Executive’s service or the termination thereof, shall be submitted to final and binding arbitration as the sole and exclusive remedy for such controversy or dispute in accordance with the rules of JAMS pursuant to its Employment Arbitration Rules and Procedures, which are available at http://www.jamsadr.com/rules-employment-arbitration/, and the Company will provide a copy upon the Executive’s request. Notwithstanding the foregoing, this Agreement shall not require any Person Subject to Arbitration to arbitrate pursuant to this Agreement any claims: (A) under a Company benefit plan subject to the Employee Retirement Income Security Act, as amended; (B) claims for unemployment and workers’ compensation benefits; (C) sexual harassment and sexual assault disputes arising under federal, state, local, or tribal law, unless Executive elects to arbitrate such disputes; (D) claims brought before the Equal Employment Opportunity Commission or similar state or local agency, if Executive is required to exhaust Executive’s administrative remedies; provided, that any appeal from an award or denial of an award by any such agency or any further action upon receipt of a right-to-sue letter shall be arbitrated pursuant to the terms of this Agreement; or (E) as to which applicable law not preempted by the Federal Arbitration Act prohibits resolution by binding arbitration. Either party may seek provisional non-monetary remedies in a court of competent jurisdiction to the extent that such remedies are not available or not available in a timely fashion through arbitration. It is the parties’ intent that issues of arbitrability of any dispute shall be decided by the arbitrator. (ii) “Persons Subject to Arbitration” means, individually and collectively, (A) the Executive, (B) any person in privity with or claiming through, on behalf of or in the right of the Executive, (C) the Company, (D) any past, present or future affiliate, employee, officer, director or agent of the Company, and/or (E) any person or entity alleged to be acting in concert with or to be jointly liable with any of the foregoing.

17 US-DOCS\159162416.14 (iii) The arbitration shall take place before a single neutral arbitrator at the JAMS office in Los Angeles, California. Such arbitrator shall be provided through JAMS by mutual agreement of the parties to the arbitration; provided that, absent such agreement, the arbitrator shall be selected in accordance with the rules of JAMS Employment Arbitration Rules & Procedures then in effect, available at https://www.jamsadr.com/rules-employment- arbitration/English. The arbitrator shall permit reasonable discovery. The award or decision of the arbitrator shall be rendered in writing; shall be final and binding on the parties; and may be enforced by judgment or order of a court of competent jurisdiction. (iv) In the event of arbitration relating to this Agreement, the non-prevailing party shall reimburse the prevailing party for all costs incurred by the prevailing party in connection with such arbitration (including reasonable legal fees in connection with such arbitration, including any litigation or appeal therefrom). The Company shall pay for all arbitration related fees and costs that Executive would not have incurred if the dispute was adjudicated in a court of law; provided, however, that if the Executive initiates a claim subject to arbitration, the Executive shall pay any filing fee up to the amount that the Executive would be required to pay if the Executive initiated such claim in a court of law. (v) THE EXECUTIVE AND THE COMPANY UNDERSTAND THAT BY AGREEING TO ARBITRATE ANY ARBITRATION CLAIM, THEY WILL NOT HAVE THE RIGHT TO HAVE ANY ARBITRATION CLAIM DECIDED BY A JURY OR A COURT, BUT SHALL INSTEAD HAVE ANY ARBITRATION CLAIM DECIDED THROUGH ARBITRATION. (vi) THE EXECUTIVE AND THE COMPANY WAIVE ANY CONSTITUTIONAL OR OTHER RIGHT TO BRING CLAIMS COVERED BY THIS AGREEMENT OTHER THAN IN THEIR INDIVIDUAL CAPACITIES. EXCEPT AS MAY BE PROHIBITED BY LAW, THIS WAIVER INCLUDES THE ABILITY TO ASSERT CLAIMS AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. (vii) This Section 11(i) shall be interpreted to conform to any applicable law concerning the terms and enforcement of agreements to arbitrate service disputes. To the extent any terms or conditions of this Section 11(i) would preclude its enforcement, such terms shall be severed or interpreted in a manner to allow for the enforcement of this Section 11(i). To the extent applicable law imposes additional requirements to allow enforcement of this Section 11(i), this Agreement shall be interpreted to include such terms or conditions. (j) Amendment; Survival. No amendment or other modification of this Agreement shall be effective unless made in writing and signed by the parties hereto. The respective rights and obligations of the parties under this Agreement shall survive the Executive’s termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations. (k) Counterparts. This Agreement and any agreement referenced herein may be executed in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. [SIGNATURES APPEAR ON FOLLOWING PAGE]

S-1 US-DOCS\159162416.14 IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from the Board, each of OpCo and PubCo has caused these presents to be executed in its name on its behalf, all as of the Effective Date. “OPCO” By: /s/ Sarah Kim Name: Sarah Kim Title: Secretary “PUBCO” By: /s/ Sarah Kim Name: Sarah Kim Title: Executive Vice President, Chief Legal Officer and Corporate Secretary “EXECUTIVE” /s/ Michael Colglazier Michael Colglazier

B-1 US-DOCS\159162416.14 EXHIBIT B GENERAL RELEASE 1. Release For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Virgin Galactic, LLC, a Delaware limited liability company (“OpCo”), Virgin Galactic Holdings, Inc. a Delaware corporation (“PubCo” and, together with OpCo, the “Company”), and the Company’s partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act. This general release is the “Release” contemplated by Section 3(e)(ii) of the employment agreement referenced in Section 2 below and which, once effective, entitles the undersigned to the benefits provided by Section 3(e)(ii) of the employment agreement referenced in Section 2 below. 2. Claims Not Released. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under Section 3(e)(i) and also under Section 3(e)(ii) of that certain Amended and Restated Employment Agreement, dated as of July 29, 2025, between the Company and the undersigned (the “Employment Agreement”), with respect to the payments and benefits provided in exchange for this Release, (ii) to payments or benefits under any equity award agreement between the undersigned and PubCo, (iii) with respect to Sections 2(b)(vi) and 2(b)(vii) of the Employment Agreement, (iv) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (v) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company and also the “Indemnification Rights” as defined in the Employment Agreement, (vi) to any Claims which cannot be waived by an employee under applicable law or (vii) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator. 3. Unknown Claims. THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST

B-2 US-DOCS\159162416.14 IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE UNDERSIGNED MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT. 4. Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit the undersigned from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to the undersigned’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), the undersigned will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. 5. Representations. The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them. 6. No Action. The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then if the Claims are dismissed because of this Release, the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim. 7. No Admission. The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned. 8. OWBPA. The undersigned agrees and acknowledges that this Release constitutes a knowing and voluntary waiver and release of all Claims the undersigned has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all Claims arising under the Older Worker’s Benefit Protection Act and the Age Discrimination in Employment Act. In accordance with the Older Worker’s Benefit Protection Act, the undersigned is hereby advised as follows: (i) the undersigned has read the terms of this Release, and understands its terms and effects, including the fact that the undersigned agreed to release and forever discharge the Company and each of the Releasees, from any Claims released in this Release; (ii) the undersigned understands that, by entering into this Release, the undersigned does not

B-3 US-DOCS\159162416.14 waive any Claims that may arise after the date of the undersigned’s execution of this Release, including without limitation any rights or claims that the undersigned may have to secure enforcement of the terms and conditions of this Release; (iii) the undersigned has signed this Release voluntarily and knowingly in exchange for the consideration described in this Release, which the undersigned acknowledges is adequate and satisfactory to the undersigned and which the undersigned acknowledges is in addition to any other benefits to which the undersigned is otherwise entitled; (iv) the Company advises the undersigned to consult with an attorney prior to executing this Release; (v) the undersigned has been given at least [21]1 days in which to review and consider this Release. To the extent that the undersigned chooses to sign this Release prior to the expiration of such period, the undersigned acknowledges that the undersigned has done so voluntarily, had sufficient time to consider the Release, to consult with counsel and that the undersigned does not desire additional time and hereby waives the remainder of the [21]-day period; and (vi) the undersigned may revoke this Release within seven days from the date the undersigned signs this Release and this Release will become effective upon the expiration of that revocation period if the undersigned has not previously revoked this Release. If the undersigned revokes this Release during such seven-day period, this Release will be null and void and of no force or effect on either the Company or the undersigned and the undersigned will not be entitled to any of the payments or benefits which are expressly conditioned upon the execution and non-revocation of this Release. Any revocation must be in writing and sent to [name], via electronic mail at [email address], on or before [5:00 p.m. Pacific time] on the seventh day after this Release is executed by the undersigned. 9. Governing Law. This Release is deemed made and entered into in the State of California, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of California, to the extent not preempted by federal law. IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, ____. Michael Colglazier 1 NTD: Use 45 days in a group termination and add OWBPA disclosure.